SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 16, 1999


                         Glas-Aire Industries Group Ltd.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

      Nevada                        1-14244                      84-1214736
      ------                        -------                      ----------
(State or other                (Commission File                (IRS Employer
 jurisdication                      Number)                  Identification No.)
of incorporation)


3137 Grandview Highway, Vancouver, B.C., Canada                    V5M 2E9
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   (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (604) 435-8801


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         (Former name or former address, if changed since last report.)


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Item 1. Changes in Control of Registrant.
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     On April 16, 1999,  Edward Ting,  the Chairman of the Board of Directors of
Glas-Aire Industries Group Ltd. ("Glas-Aire"), and Viola Ting, Mr. Ting's wife, sold an aggregate of 513,915 shares of the $0.01 par value common stock of Glas-Aire to Speed.com, Inc. ("Speed.com"), a Delaware corporation, in a private transaction. Speed.com is a wholly-owned subsidiary of Regency Affiliates, Inc. ("Regency"), also a Delaware corporation.

     The purchase price for the shares was One Million, Eight Hundred Sixty-Three Thousand Dollars ($1,863,000). $1,213,000 of the purchase price for the shares was paid in cash and the balance of $650,000 was paid in the form of a promissory note due January 1, 2000 which bears interest at the rate of 7.5%. The indebtedness evidenced by the promissory note is secured by a first priority security interest in 200,000 of the shares purchased by Speed.com. In addition, payment of the indebtedness evidenced by the promissory note is guaranteed by Mr. William R. Ponsoldt, President and a Director of Speed.com and President, Chief Executive Officer, and Chairman of the Board of Directors of Regency.

     The cash in the amount of  $1,213,000  was  borrowed  from  National  Trust
Company,   an  affiliate  of  Statesman  Group,  Inc.  which  is  a  controlling shareholder of Regency. The loan is unsecured and is due on demand.

     Subsequent to the transfer of the 513,915 shares, Speed.com owns, beneficially and of record, approximately 35.8% of the issued and outstanding shares of Glas-Aire, including 3,000 shares previously purchased on the open-market.

     Pursuant to the Contract for the Purchase and Sale of Securities, Messrs. Edward Ting and Clement Cheung resigned as directors of Glas-Aire and, by consent minutes dated April 16, 1999, Messrs. William R. Ponsoldt and Marc H. Baldinger were elected to fill the vacancies created by their resignations. Neither Mr. Ting nor Mr. Cheung resigned as a result of any disagreement with Glas-Aire. In addition, it is anticipated that Speed.com will name three additional directors to Glas-Aire's Board of Directors and that the Directors will elect the three persons named by Speed.com to the Board effective ten days after the mailing of a Notice pursuant to Section 14(f) of the Securities
Exchange Act of 1934 and Rule 14f-1 thereunder, to all shareholders of Glas-Aire.

     Management of Glas-Aire does not know of any arrangements, other than the above-described pledge of 200,000 shares, the operation of which may at a subsequent date result in a change in control of the company.


Item 7. Financial Statements and Exhibits.
------------------------------------------

     (a) No Financial Statements are filed as part of this Report on Form 8-K.

     (c) No Exhibits are filed with this Report on Form 8-K.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 GLAS-AIRE INDUSTRIES GROUP LTD.
                                                 -------------------------------
                                                            (Registrant)


Date: May 7, 1999                                /S/ Alex Ding
                                                 -------------------------------
                                                 Alex Ding, President




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